UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 12, 2016

ANTHERA PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-34637	20-1852016
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

25801 Industrial Boulevard, Suite B, Hayward, California	94545
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (510) 856-5600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 12, 2016, the Company’s Board of Directors, (“the Board”), upon the recommendation of the Compensation Committee, approved the payment of a portion of annual bonuses earned in respect of 2015 performance in the form of Stock Options for certain of the Company’s employees, including certain of the Company’s named executive officers, as part of its annual review of compensation.  The Stock Option approved for such named executive officers are as follows:

Named Executive Officer	Stock Options
Paul F. Truex, Chief Executive Officer	15,816
Colin Hislop, M.D., Senior Vice President and Chief Medical Officer	10,848
Chuck Olson, Chief Technology Officer	5,626
Klara Dickinson, Chief Regulatory Officer	8,395
May Liu, Senior Vice President, Finance & Administration, Chief Accounting Officer	7,407

Also on February 12, 2016, the Board, upon the recommendation of the Compensation Committee, approved annual base salary adjustments for the Company’s employees, including certain of the Company’s named executive officers, which will become effective April 1, 2016.  The adjusted base salaries for such named executive officer are as follows:

Annual Base
Named Executive Officer	Salary Prior to April 1, 2016	Salary Effective April 1, 2016
Paul F. Truex, Chief Executive Officer (1)	$ 450,000	$ 475,000
Colin Hislop, M.D., Senior Vice President and Chief Medical Officer	$ 360,000	$ 375,000
Klara Dickinson, Chief Regulatory Officer	$ 325,000	$ 335,000
May Liu, Senior Vice President, Finance & Administration, Chief Accounting Officer	$ 286,000	$ 300,000

(1)	Effective January 1, 2016, 60% of Mr. Truex’s base salary and 100% of his annual performance cash bonus awards are deferred in accordance with Mr. Truex’s compensation deferral election.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 17, 2016	Anthera Pharmaceuticals, Inc.

	By:	/s/ May Liu
Senior Vice President, Finance and Administration, Principal Accounting Officer